SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                  Filed by the Registrant [X] (Amendment No. )



Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [ ] Confidential, for Use of the
[X]  Definitive Proxy Statement                Commission Only (as permitted by
[_]  Definitive Additional Materials           Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     (ss.)240.14a-11(c) or (ss.)240.14a-12


                                 CRYOLIFE, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of transaction: 5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                                 [CRYOLIFE LOGO]

[LOGO]

                          1655 ROBERTS BOULEVARD, N.W.
                             KENNESAW, GEORGIA 30144


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF CRYOLIFE, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CRYOLIFE, INC. will be held at CryoLife, Inc.'s Corporate Headquarters, 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144, on June 19, 2003 at 10:00 a.m., Atlanta time, for the following purposes:

     1. To elect six Directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and have been qualified.

     2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only record holders of CryoLife's common stock at the close of business on April 21, 2003 will be eligible to vote at the meeting.

     Your attendance at the annual meeting is very much desired. However, if there is any chance you may not be able to attend the meeting, please execute, complete, date and return the enclosed proxy in the envelope provided. If you attend the meeting, you may revoke the proxy and vote in person.

                                      By Order of the Board of Directors:

                                      /s/ Steven G. Anderson

                                      STEVEN G. ANDERSON,
                                      Chairman of the Board, President and
                                      Chief Executive Officer

Date:  April 30, 2003

     A copy of the Annual Report of CryoLife, Inc. for the fiscal year ended December 31, 2002 containing financial statements is enclosed.

                                 [CRYOLIFE LOGO]

[LOGO]

                          1655 ROBERTS BOULEVARD, N.W.
                             KENNESAW, GEORGIA 30144

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

     This proxy statement is furnished for the solicitation by the Board of Directors of proxies for the Annual Meeting of Shareholders of CryoLife, Inc. to be held on June 19, 2003, at 10:00 a.m., Atlanta time, in the auditorium at CryoLife, Inc.'s Corporate Headquarters, 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144. The sending in of a signed proxy will not affect a shareholder's right to attend the meeting and vote in person. A signed proxy may be revoked by the sending in of a timely, but later dated, signed proxy. Any shareholder sending in or completing a proxy may also revoke it at any time before it is exercised by giving oral or written notice to Suzanne Gabbert, Corporate Secretary of CryoLife, at the offices of CryoLife. Oral notice may be delivered by telephone call to Ms. Gabbert, at (770) 419-3355.

     Holders of record of CryoLife's common stock at the close of business on April 21, 2003 will be eligible to vote at the meeting. CryoLife's stock transfer books will not be closed. At the close of business on April 21, 2003, CryoLife had outstanding a total of 19,663,833 shares of common stock, excluding a total of 1,361,304 shares of treasury stock held by CryoLife, which are not entitled to vote. Each such share will be entitled to one vote, non-cumulative, at the meeting.

     Other than the matters set forth herein, management is not aware of any other matters that may come before the meeting. If any other business should properly come before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote the shares represented by the effective proxies and intend to vote them in accordance with their best judgment.

     This proxy statement and the attached proxy were first mailed to security holders on behalf of CryoLife on or about April 30, 2003. Properly executed proxies, timely returned, will be voted and, where the person solicited specifies by means of a ballot a choice with respect to any matter to be acted upon at the meeting, the shares will be voted as indicated by the shareholder. If the person solicited does not specify a choice with respect to election of Directors, the shares will be voted for management's nominees for election as Directors. In addition to the solicitation of proxies by the use of the mails, Directors and Officers of CryoLife may solicit proxies on behalf of management by telephone, telegram and personal interview. Such persons will receive no additional compensation for their solicitation activities, and will be reimbursed only for their actual expenses incurred. CryoLife has requested brokers and nominees who hold stock in their name to furnish this proxy material to their customers and CryoLife will reimburse such brokers and nominees for their related out-of-pocket expenses. The costs of soliciting proxies will be borne by CryoLife.

VOTING PROCEDURES AND VOTE REQUIRED

     The Secretary of CryoLife, in consultation with the judge of election, who will be an employee of CryoLife's transfer agent, shall determine the eligibility of persons present at the Annual Meeting to vote and shall determine whether the name signed on each proxy card corresponds to the name of a shareholder of CryoLife. The Secretary, based on such consultation, shall also determine whether or not a quorum of the shares of CryoLife, consisting of a majority of the votes entitled to be cast at the Annual Meeting, exists at the Annual Meeting. Both abstentions from voting and broker non-votes, if any, will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business.

     Nominees for election as Directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election. Since there are six Directorships to be filled, this means that the six individuals receiving the most votes will be elected. Abstentions and broker non-votes, if any, will therefore not be relevant to the outcome.

     There are no rights of appraisal or similar dissenters' rights with respect to any matter to be acted upon pursuant to this proxy statement.

ANNUAL MEETING ADMISSION

     Attendance at the Annual Meeting will be limited to shareholders as of the record date, their authorized proxy holders and guests of CryoLife. Admission will be by ticket only. If you are a registered shareholder (your shares are held in your name) and plan to attend the meeting, please vote your proxy and detach your Annual Meeting ticket from the bottom portion of the proxy card. If you are a beneficial owner (your shares are held in the name of a bank, broker or other holder of record) and plan to attend the meeting, you can obtain an admission ticket in advance by writing to Suzanne Gabbert, CryoLife, Inc., 1655 Roberts Blvd, N.W., Kennesaw, Georgia 30144, 770-419-3355. Please be sure to enclose proof of ownership such as a bank or brokerage account statement. Shareholders who do not obtain tickets in advance may obtain them upon verification of ownership at the Reception Desk on the day of the meeting. Tickets may be issued to others at the discretion of CryoLife.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors of CryoLife recommends a vote "FOR" the election of each of the nominees named below for election as Director.

ELECTION OF DIRECTORS

     The proxy holders intend to vote "FOR" election of the nominees named below, who are currently members of the Board, as Directors of CryoLife, unless otherwise specified in the proxy. Directors of CryoLife elected at the Annual Meeting to be held on June 19, 2003 will hold office until the next Annual Meeting or until their successors are elected and qualified.

     Each of the nominees has consented to serve on the Board of Directors, if elected. Should any nominee for the office of Director become unable to accept nomination or election, which is not anticipated, it is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote for the election of such other person as the Board may recommend.

     The individuals listed below as nominees for the Board of Directors were all Directors of CryoLife during 2002. Alexander Schwartz, who had served as a Director of CryoLife since 1999, passed away in 2002. The size of the Board has been reduced from seven to six Directors. The name and age of each nominee, and the period during which such person has served as a Director, together with the number of shares of CryoLife's common stock beneficially owned, directly or indirectly, by such person and the percentage of outstanding shares of CryoLife's common stock such ownership represented at the close of business on April 21, 2003, according to information received by CryoLife, is set forth below:

                                                                         SHARES OF
                                                                       CRYOLIFE STOCK
                                                                     BENEFICIALLY OWNED           PERCENTAGE OF
                                       SERVICE AS                            AT                 OUTSTANDING SHARES
         NAME OF NOMINEE                DIRECTOR        AGE             APRIL 21, 2003           OF CRYOLIFE STOCK
----------------------------------    -------------   -------       ---------------------      ---------------------
Steven G. Anderson                     Since 1984       64                1,660,967  (2)              8.43 %
John M. Cook (4)                       Since 1999       60                  155,750  (3)                *
Ronald C. Elkins, M.D.(4) (6)          Since 1994       66                  187,270  (7)                *
Virginia C. Lacy(4) (5) (6)            Since 1997       61                  700,909  (8)              3.54 %
Ronald D. McCall, Esq.(5)              Since 1984       66                  306,863  (9)              1.55 %
Bruce J. Van Dyne, M.D.(5) (6)         Since 1999       62                  106,550 (10)                *
---------------

* Ownership represents less than 1% of outstanding shares of CryoLife common stock.
(1) Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.
(2) Includes 107,899 shares held of record by Ms. Ann B. Anderson, Mr. Anderson's spouse. Also includes options to acquire 38,387 shares of common stock that are presently exercisable or will become exercisable within 60 days after the date of this proxy statement.
(3) Includes 19,500 shares that are held by CT Investments, LLC of which Mr. Cook owns 90% of the membership interests. Includes options to acquire 106,250 shares of common stock that are presently exercisable or will become exercisable within 60 days after the date of this proxy statement.
(4)  Member of the Audit Committee.
(5)  Member of the Compensation Advisory Committee.
(6)  Member of the Nominating Committee.
(7) Includes options to acquire 143,750 shares of common stock which are presently exercisable or will become exercisable within 60 days after the date of this proxy statement.
(8) Includes 355,280 shares held as beneficiary of three trusts, and 165,879 shares held as beneficiary of an IRA, of Ms. Lacy's deceased spouse. Includes 22,500 shares held as administrator of a pension plan. Includes 157,250 shares subject to options which are presently exercisable or will become exercisable within 60 days after the date of this proxy statement.
(9) Includes 16,000 shares of common stock owned of record by Ms. Marilyn B. McCall, Mr. McCall's spouse. Includes options to acquire 171,175 shares of common stock that are presently exercisable or will become exercisable within 60 days after the date of this proxy statement.
(10) Includes options to acquire 106,250 shares of common stock that are presently exercisable or will become exercisable within 60 days after the date of this proxy statement.

     STEVEN G. ANDERSON, a founder of CryoLife, has served as CryoLife's President, Chief Executive Officer and Chairman of the Board of Directors since its inception. Mr. Anderson has more than 35 years of experience in the implantable medical device industry. Prior to founding CryoLife, Mr. Anderson was Senior Executive Vice President and Vice President, Marketing, from 1976 until 1983 of Intermedics, Inc. (now Guidant Corp.), a manufacturer and distributor of pacemakers and other medical devices. Mr. Anderson is a graduate of the University of Minnesota.

     JOHN M. COOK has served as a Director of CryoLife since August 1999. Mr. Cook is Chairman and Chief Executive Officer of PRG-Schultz International, Inc., an international, publicly held audit recovery firm operating in over 40 countries, with 2002 revenues exceeding $460 million. Mr. Cook has served as Chief Executive Officer of PRG-Schultz since its founding in January 1991. Prior to PRG Schultz, he served in a number of top financial and management positions in the retail industry, including Senior Vice President and Chief Financial Officer of Caldor Stores and Senior Vice President of Finance and Controller of Kaufmann's Department Stores, both May Department Stores affiliates. He holds a B.S. degree in accounting from Saint Louis University, where he serves as a member of the Board of Trustees and holds a seat on the Executive Advisory Board of the University's School of Business and Administration.

     RONALD C. ELKINS, M.D. has served as a Director of CryoLife since January 1994. Dr. Elkins is Professor Emeritus, Section of Thoracic and Cardiovascular Surgery, University of Oklahoma Health Science Center. Dr. Elkins has been a physician at the Health Science Center since 1971, and was Chief, Section of Thoracic and Cardiovascular Surgery from 1975 to 2002. Dr. Elkins is a graduate of the University of Oklahoma and Johns Hopkins Medical School.

     VIRGINIA C. LACY has served as a Director of CryoLife since August 1997. Ms. Lacy received her B.A. degree from Northwestern University in 1963. Ms. Lacy is the Administrator of The Jeannette & John Cruikshank Memorial Foundation, which provides housing assistance to those in need throughout the greater Chicago area. Since 1997, Ms. Lacy has served as President, and since 1974 has served as Secretary-Treasurer and Chief Financial Officer, of Precision Devices Corporation, a distributor of medical devices. She was one of the founders of that company and serves as the Chairman of its Board of Directors. As an elected member of the Board of Education of District 203 of the State of Illinois for 12 years, she served on its budget committee, which was responsible for planning and reviewing the spending of $100 million in public funds each year in a school district having 2,500 employees. Ms. Lacy also provided leadership in State education by serving on committees that analyzed State funding for education.

     RONALD D. MCCALL, ESQ. has served as a Director of CryoLife since January 1984 and served as its Secretary and Treasurer from 1984 to 2002. From 1985 to the present, Mr. McCall has been the proprietor of the law firm of Ronald D. McCall, Attorney at Law, based in Tampa, Florida. Mr. McCall was admitted to the practice of law in Florida in 1961. Mr. McCall received his B.A. and J.D. degrees from the University of Florida.

     BRUCE J. VAN DYNE, M.D. has served as a Director of CryoLife since August 1999. Dr. Van Dyne is a board-certified neurologist and has been in private practice in Minneapolis, Minnesota since 1975. He has served in numerous advisory positions, including as an Examiner in Neurology for the American Board of Psychiatry and Neurology and as previous Chairman of the Department of Neurology for Park Nicollet Medical Center in Minneapolis. He is a graduate of Northwestern University Medical School and is the author of numerous medical publications in the field of neurology.

     CryoLife received notice in October 2002 that a complaint had been filed instituting a shareholder derivative action against CryoLife and CryoLife Officers and Directors Steven G. Anderson, Albert E. Heacox, John M. Cook, Ronald C. Elkins, Virginia C. Lacy, Ronald D. McCall, Alexander C. Schwartz, and Bruce J. Van Dyne. The suit was filed in the Superior Court of Gwinnett County, Georgia, by Rosemary Lichtenberger. The suit alleges the individual defendants breached their fiduciary duties to CryoLife by causing or allowing CryoLife to engage in practices that caused CryoLife to suffer damages by being out of compliance with FDA guidelines, and by causing CryoLife to issue press releases that erroneously portrayed CryoLife's products, operations, financial results, and future prospects.

     The complainant seeks undisclosed damages, costs and attorney's fees, punitive damages, and prejudgment interest against the individual defendants derivatively on behalf of CryoLife as a nominal defendant. By an order entered on January 21, 2003, the lawsuit was stayed until discovery commences in the consolidated complaint of the class action lawsuit.

     In January 2003 CryoLife received notice that another shareholder derivative lawsuit was filed in the Superior Court of Fulton County, Georgia by Robert F. Frailey against CryoLife as a nominal defendant, and CryoLife Officers and Directors Steven G. Anderson, Bruce J. Van Dyne, John M. Cook, Ronald D. McCall, Ronald C. Elkins, Virginia C. Lacy, and Alexander C. Schwartz. The complaint asserts claims for breach of fiduciary duty, abuse of control, gross mismanagement, and waste of corporate assets. As in the Lichtenberger action, the Frailey action alleges that the defendant Officers and Directors caused CryoLife to suffer damages by not being in compliance with FDA guidelines, and by causing CryoLife to issue press releases that erroneously portrayed CryoLife's products, operations, financial results, and future prospects.

     The complaint also alleges improper insider trading by certain CryoLife Officers and Directors. The complainant seeks declaratory relief, damages of an unspecified amount, litigation expenses including attorneys' and experts' fees, and unspecified equitable or injunctive relief against the individual defendants derivatively on behalf of CryoLife as a nominal defendant.

     CryoLife's Board of Directors has established a committee that is independent of management to investigate the claims asserted in the Lichtenberger and Frailey complaints and report back to the Board with its recommendations for action in response to the shareholders' demands. The independent committee has engaged independent legal counsel to assist in the investigation. The committee is in the process of its investigation of the claims.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS
                           AND COMMITTEES OF THE BOARD

     MEETINGS OF THE BOARD OF DIRECTORS--During 2002, there were eleven meetings of the Board of Directors.

     DIRECTOR COMPENSATION - During 2002, all non-employee Directors of the Board of Directors of CryoLife were paid $1,500 for each Board meeting attended. In addition, Directors are reimbursed for expenses incurred in connection with their services as a Director. In December 1997, CryoLife adopted the CryoLife, Inc. Amended and Restated Non-Employee Directors Stock Option Plan, which replaced CryoLife's 1995 Non-Employee Directors Plan. The Amended and Restated Non-Employee Directors Stock Option Plan provides that an annual grant will be made each year immediately following CryoLife's Annual Meeting of Shareholders of an option to purchase 7,500 shares of common stock to each individual elected, reelected or continuing as a non-employee Director of CryoLife. All options granted pursuant to this plan are granted at a purchase price equal to the last closing price of CryoLife's common stock on the New York Stock Exchange on the day immediately prior to the grant of the option and vest and become exercisable on the option's grant date. No option granted pursuant to this plan may be exercised later than five years following the date of grant.

     Pursuant to the 2002 Plan, options to purchase 10,000 shares of common stock were granted to each of Drs. Elkins and Van Dyne, Messrs. Cook and McCall and Ms. Lacy immediately following the 2002 Annual Meeting of Shareholders. Also, on August 31, 2002 each of Drs. Elkins and Van Dyne, Messrs. Cook and McCall, and Ms. Lacy received an option pursuant to the 2002 Plan to purchase 30,000 shares of CryoLife common stock. The exercise price of each of the options granted under the 2002 Plan discussed above was based on the closing price of CryoLife's Common Stock on the date of grant as reported on the New York Stock Exchange.

     In addition to the foregoing, Dr. Elkins received approximately $100,000 in consulting fees in 2002, Dr. Van Dyne received approximately $7,500 in consulting fees in 2002 and Mr. McCall received approximately $89,820 in legal fees, including reimbursement for expenses, from CryoLife in 2002. The paid consulting arrangements between Drs. Elkins and Van Dyne and CryoLife terminated in 2002.

     AUDIT COMMITTEE - CryoLife's Audit Committee consists of three non-employee
Directors: Ms. Lacy, Chairman, Dr. Elkins, and Mr. Cook. The Audit Committee met thirteen times in 2002. The Audit Committee reviews the general scope of CryoLife's annual audit and the nature of services to be performed for CryoLife in connection therewith, acting as liaison between the Board of Directors and the independent auditors. The Audit Committee also formulates and reviews various company policies, including those relating to accounting practices and internal control systems of CryoLife. In addition, the Audit Committee is responsible for reviewing and monitoring the performance by CryoLife's independent auditors and for engaging or discharging CryoLife's independent auditors. Each of the members of the Audit Committee is "independent" as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's Listing Standards. The Audit Committee charter is attached hereto as Appendix A.

     COMPENSATION ADVISORY COMMITTEE--CryoLife's Compensation Advisory Committee consisted of three non-employee Directors during 2002: Mr. McCall, Chairman, Ms. Lacy, and Dr. Van Dyne. The Compensation Advisory Committee met five times in 2002. The Compensation Advisory Committee is responsible for evaluating the performance of Officers and setting the annual compensation for all Officers, including the salary and the compensation package of Executive Officers. A portion of the compensation package includes a bonus award. The Compensation Advisory Committee also administers CryoLife's benefit plans, except that the Compensation Advisory Sub-Committee approves grants of stock options to Executive Officers under CryoLife's benefit plans. Currently, the Compensation Advisory Sub-Committee consists of two non-employee Directors: Ms. Lacy, and Dr. Van Dyne. The Compensation Advisory Sub-Committee met two times in 2002.

     NOMINATING COMMITTEE - CryoLife's Nominating Committee was formed in December 2002 and has not met yet. The Nominating Committee consists of three non-employee Directors, Dr. Elkins, Chairman, Ms. Lacy and Dr. Van Dyne. The committee's responsibilities include the selection of potential candidates for the Board and the development and annual review of our governance principles. It will also annually review Director compensation and benefits, and oversee the annual self-evaluations of the Board and its committees. The committee also makes recommendations to the Board concerning the structure and membership of the other Board committees. The Nominating Committee will consider nominees recommended by shareholders to the extent that such shareholders provide timely written notice to the Company of nominations as provided for in the Company's Bylaws, and provide in such notice all information required by the Bylaws, including all information that would be required to be disclosed in solicitations of proxies for the election of such nominees as Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, including the nominee's written consent to serve as a Director if elected. A shareholder's notice of nomination of Directors for election at the Company's 2004 annual meeting of shareholders will be considered timely if such notice is received by the Secretary of the Company not later than January 31, 2004, nor earlier than November 2, 2003. See also "Shareholder Proposals." Shareholders who wish the Nominating Committee to consider their recommendations for nominees for the position of Director should submit their recommendations in writing to the Nominating Committee in care of Suzanne Gabbert, the Corporate Secretary of CryoLife at CryoLife's principal executive offices at 1655 Roberts Blvd., N.W., Kennesaw, Georgia 30144.

     During 2002, no Director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he or she served. Members of the Board of Directors are appointed to committees at the annual meeting of Directors immediately following the annual meeting of shareholders.

     Notwithstanding anything to the contrary set forth in any of CryoLife's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other CryoLife filings, including this proxy statement, in whole or in part, the following Reports and Performance Graph shall not be incorporated by reference into any such filings.

                          REPORT OF THE AUDIT COMMITTEE

     The Board of Directors maintains an Audit Committee comprised of three of CryoLife's outside Directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the New York Stock Exchange ("NYSE") that governs audit committee composition, including the requirement that audit committee members all be "independent directors" as that term is defined by Section 303.01(B)(2)(a) and
(3) of the New York Stock Exchange Listing Standards.

     The Audit Committee oversees CryoLife's financial process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Board and the Audit Committee have adopted a written Audit Committee Charter.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of CryoLife's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including statement on Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and CryoLife, including the matters in the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1.

     The Audit Committee discussed with CryoLife's independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of CryoLife's internal controls and the overall quality of CryoLife's financial reporting. CryoLife incurred the following fees for services performed by Deloitte & Touche LLP and Arthur Andersen LLP in 2002:

AUDIT FEES

     Fees to Deloitte & Touche LLP for the year 2002 audit and the review of Forms 10-Q in 2002 were $203,000, of which an aggregate amount of $88,000 had been billed through December 31, 2002.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Neither Deloitte & Touche LLP nor Arthur Andersen LLP rendered any services related to financial information systems design and implementation for the year ended December 31, 2002.

ALL OTHER FEES

     Aggregate fees billed for all other services rendered by Deloitte & Touche LLP for the year ended December 31, 2002 were $122,000. Aggregate fees billed for all other services rendered by Arthur Andersen LLP for the year ended December 31, 2002 were $96,000.

     The Audit Committee determined that the payments made to its independent accountants for non-audit services for 2002 were consistent with maintaining Deloitte & Touche LLP's and Arthur Andersen LLP's independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee members did not become aware of any misstatement in the audited financial statements and recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in CryoLife's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee also approved the selection of CryoLife's independent auditors.

                                  AUDIT COMMITTEE

                                  VIRGINIA C. LACY, CHAIRMAN
                                  JOHN M. COOK
                                  RONALD C. ELKINS, M.D.

                REPORT OF THE COMPENSATION ADVISORY COMMITTEE ON
                             EXECUTIVE COMPENSATION

OVERVIEW

     The Compensation Advisory Committee of the Board of Directors of CryoLife, Inc. is composed of non-employee Directors and approves the compensation of CryoLife's Executive Officers at least annually. The Committee believes the actions of Executive Officers of CryoLife have a profound impact on the short-term and long-term profitability of CryoLife. Therefore, the Committee gives significant attention to the design of CryoLife's compensation package.

     CryoLife's compensation package consists of three parts and is relatively simple in design. The three primary parts are a base salary, a cash bonus and stock-based incentive compensation. No significant perquisites are provided to Executive Officers.

BASE SALARY

     The Committee believes it is important for Executive Officers and other employees of CryoLife to receive acceptable salaries so that CryoLife can recruit and retain the talent it needs. For several years, the Committee has obtained a salary survey report. This survey, which is entitled the "Radford Salary Survey for U.S. Biotech Companies," contains information regarding salaries paid to various biotech executives in the United States. The Committee reviews this salary survey primarily for information regarding salaries, as opposed to bonus and stock incentive information. In setting salaries, the Committee takes into consideration the individual employee's performance, length of service to CryoLife, and the information provided by the Radford Survey. The Committee seeks to set compensation at levels which are reasonable under the circumstances and near the midrange for U.S. biotech companies. For 2002, the Compensation Advisory Committee considered it advisable to make significant increases in salaries in order to provide its Executive Officers with compensation in the same range as that of executives employed by other companies in the industry. Salaries for Executive Officers were raised by 12.5%, on the average, as compared to 2001. The range of increases was from 0% to 20.9%. The base salary for each Executive Officer is set on a subjective basis, bearing in mind an overall impression of that Executive's relative skills, experience and contribution to CryoLife. The Committee does not attempt to address the relative weight assigned to the various factors, which are evaluated on a subjective overall basis by each individual member of the Committee. Salaries of all Executive Officers are reviewed annually by the Committee. In accordance with this procedure, the Committee consults with Mr. Anderson, the President and Chief Executive Officer of CryoLife, and an appropriate range of base salary, bonus, and stock options is subjectively considered, based upon the range of compensation received by the other Executive Officers and the requirements of the particular positions to be filled. The Chief Executive Officer negotiates with candidates for employment, subject to acceptance and ratification by the Committee, and this negotiated base salary is reflected in each candidate's employment agreement.

CASH BONUSES

     Cash bonuses are the next component of Executive Officer compensation. In determining the amount to be paid as bonuses to Executive Officers, the Compensation Advisory Committee ordinarily considers the performance of CryoLife in reaching goals for increased revenues and pre-tax profit as well as the performance of each Executive Officer. For 2002, the Compensation Advisory Committee based its decision that bonuses should be awarded to CryoLife's Executive Officers upon its subjective determination that due to the unusual nature of the year 2002, the performance of each Officer was of particular importance to the Company. The action by the FDA in ordering a recall of certain products so adversely affected CryoLife's ability to compete that no comparison to other companies' levels of compensation was satisfactory. The amount of the bonus paid to individual Executive Officers was determined based upon the Committee's subjective analysis of the performance of each such Officer. Excluding the cash bonus paid to the Chief Executive Officer, 2002 Executive Officer bonuses ranged from $60,000 to $120,000 and were paid in 2002 and 2003. On August 14, 2002 the Compensation Committee determined to pay a bonus to Sidney B. Ashmore, Vice President Marketing, of $15,000. On August 16, 2002 the Compensation Committee determined to pay a bonus to James Vander Wyk, then Vice President Regulatory Affairs and Quality Assurance, of $60,000. In each case the Compensation Committee determined to grant the mid-year bonus in recognition of the Officer's efforts on behalf of the Company in addressing important Company issues in difficult times, the Officer's long-term service to the Company, and to accommodate the economic needs of the Officers arising from their desire to retain Company shares rather than permit them to be sold pursuant to margin calls. These Officers now have no margin loans against their shares. The amounts paid in August 2002 were taken into consideration when the bonuses paid in 2003 were determined.

STOCK-BASED INCENTIVES

     Stock-based incentives have been a supplemental component of compensation for CryoLife's Executive Officers, and certain other employees, since the formation of CryoLife. CryoLife adopted formal incentive stock option plans in 1984, 1989, 1993, 1998 and 2002. CryoLife has also made grants of non-qualified options under an informal stock option program. A Sub-Committee composed of Ms. Lacy and Dr. Van Dyne, each of whom is an outside, non-employee Director, as such terms are defined in Rule 16b-3 under the Exchange Act and regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, approves grants of stock options to Executive Officers under CryoLife's option plans and its informal stock option program.

     Historically, grants made by CryoLife have generally vested at a rate of 20% per year and have had a term of five and one-half years. These options also usually expire upon termination of employment, except in the event of disability or death, in which case the term of the option may continue for some time thereafter.

     The Sub-Committee believes that CryoLife's stock option program has been effective in focusing attention on shareholder value since the gain to be realized by Executive Officers upon exercise of options will change as the stock price changes. The Sub-Committee also believes that the long-term nature of the options encourages CryoLife's Executive Officers to remain with CryoLife. Finally, the Sub-Committee has found it appropriate to grant options to newly employed Executive Officers in order to encourage such Officers to identify promptly with CryoLife's goal of increased shareholder value. The number of shares to be granted is established utilizing the procedure described above at "--Base Salary." The Sub-Committee subjectively determines the number of shares to be granted based on its analysis of the number, which would provide an adequate incentive to the new Executive Officer to accept a position with CryoLife.

     In general, following initial employment, the granting of stock-based incentives to Executive Officers is considered by the Sub-Committee to be justified when CryoLife's revenues and earnings, coupled with the individual Executive's performance, warrant supplemental compensation in addition to the salary and bonus paid with respect to a given year. Each of these factors is weighed subjectively by Sub-Committee members in determining whether or not a stock-based incentive should be granted, and such incentives are not granted routinely. Stock-based incentives were granted under the 2002 Plan to seven Executive Officers to purchase in the aggregate, 270,850 shares during 2002. In addition, in January 2002, stock-based incentives were granted to six Executive Officers to purchase in the aggregate, 57,959 shares outside of any plan. These option grants were made with respect to 2001 performance. The Committee thinks it unlikely that any participants in CryoLife's stock plans will, in the foreseeable future, receive in excess of $1 million in aggregate compensation (the maximum amount for which an employer may claim a compensation deduction pursuant to Section 162(m) of the Internal Revenue Code of 1986 unless certain performance-related compensation exemptions are met) during any fiscal year, other than those individuals with respect to whom the performance-based compensation exemption has been satisfied or severance payments are made.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Committee fixed the 2002 salary of Mr. Steven G. Anderson, Chief Executive Officer of CryoLife, at $600,000 and awarded Mr. Anderson aggregate cash bonuses of $300,000, paid in 2002 and 2003, for his performance and significant service to CryoLife in 2002. This exhibits the philosophy of the Committee as set forth at "--Base Salary" and "--Cash Bonuses" above. In 2002, Mr. Anderson was granted stock options under the 2002 Plan to purchase 40,000 shares of common stock. Also, in January 2002, stock-based incentives were granted to Mr. Anderson to purchase 10,000 shares outside of any plan, these option grants were made with respect to 2001 performance. The Committee and Sub-Committee believe the compensation of Mr. Anderson, a founder of CryoLife, reflects their subjective opinions that Mr. Anderson has provided superlative leadership and fulfilled the functions of an Executive Officer of CryoLife at the highest level. Included in Mr. Anderson's $300,000 bonus is a $225,000 bonus awarded on August 14, 2002. The Compensation Committee determined to grant the mid-year bonus in recognition of Mr. Anderson's efforts on behalf of the Company in addressing important Company issues in difficult times, his long-term service to the Company, and to accommodate the economic needs of Mr. Anderson arising from his desire to retain Company shares rather than permit them to be sold pursuant to a margin call. Mr. Anderson now has no margin loans against his shares. The amount of this mid-year bonus was taken into consideration when determining the amount of Mr. Anderson's bonus paid in 2003.

CONCLUSION

     The Committee and Sub-Committee believe that the mix of a cash salary and bonuses and a long-term stock incentive compensation program represents a balance that has motivated and will continue to motivate CryoLife's management team to produce the best results possible given overall economic conditions and the difficulty of predicting CryoLife's performance in the short term.

                                 COMPENSATION ADVISORY
                                      COMMITTEE:

                                 RONALD D. McCALL, CHAIRMAN
                                 VIRGINIA C. LACY
                                 BRUCE J. VAN DYNE, M.D.

                                 COMPENSATION ADVISORY
                                 SUB-COMMITTEE:

                                 VIRGINIA C. LACY
                                 BRUCE J. VAN DYNE, M.D.

                                PERFORMANCE GRAPH

     Set forth below is a line-graph presentation comparing the cumulative shareholder return on CryoLife's common stock, on an indexed basis, against cumulative total returns of the Russell 2000 Index, and a "peer group" selected by management of CryoLife. The peer group selected for inclusion in this proxy statement includes Advanced Tissue Sciences, Inc., Osteotech, Inc., Closure Medical Corp. and LifeCell Corporation. Each of these companies has securities traded on the Nasdaq Stock Market. Advanced Tissue and Osteotech were selected because they had been utilized as a basis for comparison with CryoLife in reports by analysts for each of the two co-managers of CryoLife's initial public offering. Management selected LifeCell to be included in the peer group based on the fact that LifeCell, a developer of tissue engineered products, is also a biomedical company, and selected Closure Medical based on the fact that Closure Medical markets tissue adhesive products. The returns for the peer group are weighted according to each issuer's market capitalization. The performance graph shows total return on investment for the period beginning December 31, 1997 and ending December 31, 2002.




                          [Graph Intentionally Omitted]











                 VALUE OF $100 INVESTED ON DECEMBER 31, 1997 AT:

                          12/31/97     12/31/98     12/31/99      12/31/00     12/31/01    12/31/02
                         -----------   ----------   ----------    ---------    ---------   ----------
CRYOLIFE                 $   100.00    $   87.16    $  86.24      $  332.86    $ 330.11    $   75.15
PEER GROUP               $   100.00    $   86.15    $  45.17      $   61.13    $  52.06    $   23.47
RUSSELL 2000 INDEX       $   100.00    $   97.20    $ 116.24      $  111.22    $ 112.36    $   88.11


                 Total return assumes reinvestment of dividends.

EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid or accrued by CryoLife to CryoLife's Chief Executive Officer and the four other most highly paid Executive Officers of CryoLife in 2002 (the "Named Executives"). The information presented is for the years ended December 31, 2002, 2001 and 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG -TERM
                                                         ANNUAL COMPENSATION        COMPENSATION
                                                      --------------------------   ------------------
                                                                                     SECURITIES
                                                                                     UNDERLYING            ALL OTHER
              NAME AND                                  SALARY         BONUS        OPTIONS/SARS          COMPENSATION
         PRINCIPAL POSITION               YEAR         ($) (1)          ($)           (#) (2)               ($) (3)
--------------------------------------    -------     --------------------------   ------------------   -----------------
Steven G. Anderson                        2002        $ 600,000    $ 300,000          50,000              $  29,974
    Chairman of the Board of              2001          600,000      300,000          10,000                 47,662
    Directors, President and Chief        2000          520,000      300,000          30,000                 27,638
    Executive Officer

Kirby S. Black, Ph.D.                     2002          225,000      120,000          48,276                 20,975
    Senior Vice President, Research       2001          203,000       80,000           9,224                  4,250
    and Development                       2000          176,165       70,000          22,500                 10,912

Albert E. Heacox, Ph.D.                   2002          225,000      120,000          24,800                 16,194
    Senior Vice President,                2001          200,000       80,000          10,000                 19,807
    Laboratory Operations                 2000          184,800       60,000          15,000                 14,985

David Ashley Lee                          2002          220,000      120,000          62,500                  5,000
    Vice President, Chief Financial       2001          182,000       80,000          22,500                  4,250
     Officer and Treasurer                2000          132,359       35,000          30,000                  3,515

James C. Vander Wyk, Ph.D.                2002          240,000       60,000          25,000                 20,975
    Vice President, Product Integrity     2001          203,000       80,000             317                 16,659
                                          2000          174,625       60,000          15,000                 13,429

-----------------

(1) Includes base salary earned by the Named Executives for the periods presented and includes compensation deferred under CryoLife's 401(k) plan, and amounts such officers elected to apply to CryoLife's supplemental life insurance program. Amounts for perquisites and other personal benefits extended to the Named Executives are less than the lesser of $50,000 or 10% of the total of annual salary and bonus of such Named Executive. Accordingly, the column for "Other Annual Compensation" has been omitted.
(2) During the periods presented, the only form of long-term compensation utilized by CryoLife has been the grant of stock options. CryoLife has not awarded restricted stock or stock appreciation rights, or made any long-term incentive payouts. Accordingly, the columns for "Restricted Stock Award(s)" and "Long Term Incentive Payouts" have been omitted.
(3) Since the inception of CryoLife's 401(k) plan, CryoLife has made matching contributions to the plan subject to certain limitations and vesting requirements. In 1992, CryoLife adopted its supplemental life insurance program for certain Executive Officers.

     The following table sets forth, for each of the Named Executives, the amount of CryoLife's contributions to the 401(k) plan and the supplemental life insurance program:



                                           2002                                  2001                         2000
                            --------------------------------- --------------------------------- ------------------------------------
                                                 SUPPLEMENTAL                      SUPPLEMENTAL                        SUPPLEMENTAL
                                       401(K)       LIFE                               LIFE                                 LIFE
                                       CONTRI-    INSURANCE              401(K)      INSURANCE              401(K)       INSURANCE
NAME                         TOTAL     BUTION     PROGRAM     TOTAL   CONTRIBUTION    PROGRAM     TOTAL   CONTRIBUTION    PROGRAM
----                         -----     -------   ------------ -----   ------------ ------------   -----   ------------ ------------

Steven G. Anderson          $20,974     $5,000    $24,974    $47,662     $ 4,250     $43,412      27,638     $ 5,250     $ 22,388
Kirby S. Black, Ph.D         20,975      5,000     15,975      4,250       4,250           0      10,912       1,741        9,171
Albert E. Heacox, Ph.D       16,194      5,000     11,194     19,807       4,250      15,557      14,985       4,235       10,750
David Ashley Lee              5,000      5,000          0      4,250       4,250           0       3.515       3,515            0
James C. Vander Wyk, Ph.D    20,975      5,000     15,975     16,659       4,250      12,409      13,429       4,299        9,130
Wyk, Ph.D.

     Grant of Options. During 2002, options were granted to Steven G. Anderson, Kirby S. Black, Ph.D., Albert E. Heacox, Ph.D., David Ashley Lee, and James C. Vander Wyk, Ph.D. No stock appreciation rights (SARs) have been granted by CryoLife. The following table sets forth information regarding the grants of options in 2002:

                  OPTION/SAR GRANTS IN LAST FISCAL YEAR (2002)

                                    NUMBER OF                                               POTENTIAL REALIZABLE
                                    SECURITIES                                          VALUE AT ASSUMED ANNUAL RATES
                                    UNDERLYING    % OF TOTAL                               OF APPRECIATION FOR
                                    OPTIONS/     OPTIONS/SARS                                   OPTION TERM
                                      SARS        GRANTED TO     EXERCISE               -----------------------------
                                    GRANTED      EMPLOYEES IN     PRICE     EXPIRATION
  NAME                                (#)        FISCAL YEAR    ($/SH)(1)    DATE(2)       5%($)          10%($)
 --------------------------------  ----------  --------------- ----------- -----------  -----------------------------

 Steven G. Anderson..............      3,584        5.89%          27.90     5-29-12      62,885.44      159,364.05
                                       1,465                        2.20     2-29-08         991.76        2,220.31
                                      10,000                       29.25      7-9-07      85,378.26      195,463.69
                                       6,416                       27.90    11-29-07      55,145.01      123,474.83
                                      28,535                        2.20     2-29-08      19,317.24       43,246.86
 Kirby S. Black, Ph.D. ..........      8,276        5.69%          29.25      7-9-07      70,659.05      161,765.75
                                      31,508                        2.20     2-29-08      21,329.86       47,752.66
                                       8,492                        2.20     2-29-08       5,748.80       12.870.24
 Albert E. Heacox, Ph.D. ........     17,056        2.93%           2.20     2-29-08      11,546.34       25,849.61
                                       7,794                        2.20     2-29-08       5,276.28       11,812.37
 David Ashley Lee ...............     50,000        8.54%           2.20     2-29-08      33,848.32       75,778.63
                                      10,000                       29.25      7-9-07      85,378.26      195,463.69
                                      12,500                        2.20     2-29-08       8,462.08       18,944.66
 James C. Vander Wyk, Ph.D.......      5,096         4.09%          2.20     2-29-08       3,449.82        7,723.36
                                      19,904                        2.20     2-29-08      13,474.34       30,165.96
                                       9,683                       29.25      7-9-07      82,671.77      189.267.49
-------------

(1)  The exercise price was fixed as the closing price on the date of grant.
(2) Options are subject to earlier termination in the event of death, disability, retirement, or termination of employment.

     Options Exercised. The following table sets forth information regarding the exercise of options in 2002 and the number of options held by the Named Executives as listed in the Summary Compensation Table, including the value of unexercised in-the-money options, as of December 31, 2002. The closing price of CryoLife's common stock on December 31, 2002 used to calculate such values was $6.83 share.

           AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR (2002) AND FISCAL YEAR-END OPTION/SAR VALUES (AS OF DECEMBER 31, 2002)


                                                                NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED                IN-THE-MONEY
                                                                  OPTIONS/SARS                     OPTIONS/SARS
                                                                 AT YEAR END (#)                   AT YEAR END ($)
                                  SHARES          VALUE     -------------------------------  --------------------------------
                               ACQUIRED ON      REALIZED
           NAME                EXERCISE (#)        ($)        EXERCISABLE     UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
---------------------------   --------------   -----------  --------------    -------------  ---------------   --------------
Steven G. Anderson.........       12,000        $240,000          25,052           152,698        $0             $138,900
Kirby S. Black, Ph.D.......         0               0             10,508            69,492         0             $185,200
Albert E. Heacox, Ph.D.....         0               0              7,850            41,850         0             $115,055
David Ashley Lee...........         0               0             27,579           112,421         0             $289,375
James C. Vander Wyk, Ph.D..         0               0             12,362            52,638         0             $115,750


     2002 Stock Incentive Plan. On March 7, 2002, the Board of Directors adopted, subject to approval of shareholders, the 2002 Stock Incentive Plan. Options may be granted under the 2002 Stock Incentive Plan to employees, Officers or Directors of and consultants and advisors to CryoLife and its subsidiaries. Unless sooner terminated by the Board, the 2002 Stock Incentive Plan terminates in March 2012. CryoLife's 2002 Stock Incentive Plan provides for the grant of options ("Options"), stock appreciation rights ("SARs") and stock units, performance shares and restricted stock awards (collectively referred to as "Stock Awards"). Options, SARs and Stock Awards are collectively referred to herein as "Awards." Awards may be granted under the 2002 Stock Incentive Plan to acquire up to a maximum of 974,000 shares of common stock. In addition, the following limitations are imposed under the 2002 Stock Incentive Plan: (i) a maximum of 974,000 shares may be issued pursuant to Options intended to be Incentive Stock Options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) a maximum of 100,000 shares may be issued under Options and SARs to any one individual during any consecutive twelve month period, (iii) a maximum of 100,000 shares in the aggregate may be subject to Stock Awards, and (iv) a maximum payment under Stock Awards of $400,000 may be made to any one individual for any performance goals established for any performance period (including the fair market value of stock subject to Awards denominated in shares).

     1998 Long-Term Incentive Plan. On December 19, 1997, the Board of Directors adopted, subject to approval of shareholders, the CryoLife 1998 Long-Term Incentive Plan. As amended in 2000, the 1998 Long-Term Incentive Plan provides for the grant of options, stock appreciation rights and other awards to acquire up to a maximum of 900,000 shares of common stock, subject to certain adjustments. As of March 21, 2003, options for 840,666 shares were outstanding and options for 66,075 shares had been exercised pursuant to the 1998 Long-Term Incentive Plan.

     CryoLife Amended and Restated Non-Employee Directors Stock Option Plan. The CryoLife Amended and Restated Non-Employee Directors Stock Option Plan provides for the grant of options to non-employee Directors of CryoLife. This plan provides for the grant of options to acquire up to a maximum of 262,500 shares of common stock. At each Annual Meeting of Shareholders, each non-employee Director elected, re-elected or continuing as a non-employee Director of CryoLife receives an annual grant of options to purchase 7,500 shares on the first business day after such Annual Meeting, which options shall vest and become exercisable on the date of grant. Except as set forth below, options granted under this plan are not transferable other than by will or the laws of descent and distribution. Notwithstanding the foregoing, the optionee may transfer the option for no consideration to or for the benefit of a member of the optionee's immediate family (including, without limitation, to a trust or IRA) subject to such limits as the Board may establish, and the transferee shall remain subject to all the terms and conditions that were applicable to such option prior to the transfer. Upon the death of a non-employee Director, options that were exercisable on the date of death are exercisable by his or her legal representatives or heirs, but in no event may the option be exercised after the last day on which it could have been exercised by the non-employee Director. As of December 31, 2002, options for 195,000 shares had been granted under this plan and options to purchase 7,500 shares of common stock had been exercised.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of December 31, 2002 with respect to shares of CryoLife common stock that may be issued under existing equity compensation plans.

                         NUMBER OF SECURITIES TO         WEIGHTED-AVERAGE EXERCISE        NUMBER OF SECURITIES REMAINING
                         BE ISSUED UPON EXERCISE         PRICE OF OUTSTANDING             AVAILABLE FOR FUTURE ISSUANCE
                         OF OUTSTANDING OPTIONS,         OPTIONS, WARRANTS AND            UNDER EQUITY COMPENSATION
                         WARRANTS AND RIGHTS             RIGHTS                           PLANS (EXCLUDING SECURITIES
                                                                                          REFLECTED IN COLUMN (A))
                                    (A)                            (B)                               (C)
                         ---------------------------     ---------------------------      --------------------------------
Plans Approved by                 1,926,855                      $11.26                            969,799
Shareholders

Plans Not Approved by               459,209                      $15.60                                  0
Shareholders

TOTAL                             2,386,064                      $12.10                             969,799


     Employment Agreements. In September 2002, CryoLife entered into employment agreements with each of the Named Executive Officers. Except for the length of employment and position specific terms, such as duties of employment and compensation, and except as otherwise disclosed below, these employment agreements are substantially identical. Under Messrs. Anderson, Lee, Vander Wyk, and Heacox's employment agreements, CryoLife has agreed to employ, and each Officer has agreed to remain employed by CryoLife, for two years after the effective date of the employment agreement. Under Mr. Black's employment agreement, CryoLife has agreed to employ, and the Officer has agreed to remain employed by CryoLife, for one year after the effective date of the employment agreement. These employment agreements provide that employment may be terminated by either party with or without cause. Each Officer may terminate his employment for good reason, which includes among other things, termination by the Officer for any reason, at least 90, but not more than 120 days following a Change of Control (as defined in the employment agreements) or during the 30 day period immediately following the first anniversary of a Change of Control. The annual salaries for Messrs. Black, Heacox, Lee and Vander Wyk are $225,000, $225,000, $220,000 and $240,000, respectively.

     Under the employment agreements, upon termination by the employee for good reason or termination by the Company other than for cause, death or disability, CryoLife will pay an agreed upon severance payment. The severance payments are $337,500, $337,500, $330,000 and $360,000 for Messrs. Black, Heacox, Lee and
Vander Wyk, respectively. Upon termination by the Company for cause or by the employee for any reason other than for good reason, the employment agreements will terminate and CryoLife will not be obligated to pay any severance amount. The employment agreements automatically terminate upon death. Each employee is required to devote his full and exclusive time and attention to his employment duties. Under the employment agreements, CryoLife has agreed to require any successor to all or substantially all of the business and/or assets of CryoLife to assume the employment agreements.

     The Compensation Advisory Committee approved the inclusion of a provision in Mr. Anderson's agreement pursuant to which Ms. Ann B. Anderson, the spouse of Mr. Anderson, will be provided with health care coverage throughout her life, regardless of whether the agreement is terminated. This provision is consistent with the terms of Mr. Anderson's employment agreements negotiated in 1995 and in 1999. In the event CryoLife terminates employment other than for cause, death or disability or Mr. Anderson terminates employment for good reason, then Mr. Anderson will be entitled to be paid $900,000 as severance compensation. The annual salary for Mr. Anderson is $600,000.

     Compensation Advisory Committee Interlocks and Insider Participation. The following three Directors serve on the Compensation Advisory Committee of CryoLife's Board of Directors: Mr. McCall, Ms. Lacy, and Dr. Van Dyne. Mr. McCall was the Secretary and Treasurer of CryoLife from 1984 until 2002. CryoLife has engaged Ronald D. McCall, P.A., a law firm of which Mr. McCall is the sole shareholder to perform legal services on an ongoing basis. For the year ended December 31, 2002, CryoLife paid Ronald D. McCall, P.A. approximately $89,820 for such legal services, including expense reimbursements. Management believes that these services were provided on terms no less favorable to CryoLife than terms available from unrelated parties for comparable services. See "Information about the Board of Directors and Committees of the Board - Director Compensation" regarding consulting fees paid by CryoLife to Dr. Elkins and Dr. Van Dyne during fiscal 2002.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires CryoLife's Executive Officers and Directors and persons who beneficially own more than 10% of CryoLife's stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive Officers, Directors and greater than 10% beneficial owners are required by SEC regulations to furnish CryoLife with copies of all Section 16(a) forms they file.

     Based  solely on its review of copies of forms  received  by it pursuant to
Section 16(a) of the Securities Exchange Act of 1934 or written representations from reporting persons, CryoLife believes that with respect to 2002, all Section 16(a) filing requirements applicable to its Executive Officers, Directors and greater than 10% beneficial owners were complied with.

CERTAIN TRANSACTIONS

     CryoLife employs Mr. Anderson's son, Bruce G. Anderson, 36, as Director of Cardiovascular Field Services in the Marketing Department. He has held various positions within the Company since 1994. His salary during 2002 was $122,092.

             OWNERSHIP OF PRINCIPAL SHAREHOLDERS, NAMED EXECUTIVES,
                 AND EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP

     The name and address of each person or entity who owned beneficially 5% or more of the outstanding shares of common stock of CryoLife on April 21, 2003, together with the number of shares owned and the percentage of outstanding shares that ownership represents is set forth in the following table. The table also shows information concerning beneficial ownership by each of the Named Executives and by all Directors and Executive Officers as a group. The number of shares beneficially owned is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days after the date hereof through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting powers, or shares such powers with his or her spouse, with respect to the shares set forth in the following table:

                                                                            NUMBER OF SHARES OF          PERCENTAGE OF
                                                                              CRYOLIFE STOCK          OUTSTANDING SHARES
                         BENEFICIAL OWNER                                   BENEFICIALLY OWNED         OF CRYOLIFE STOCK
--------------------------------------------------------------------       ----------------------    ----------------------

Steven G. Anderson................................................               1,660,967 (1)             8.43%
Kirby S. Black, Ph.D..............................................                  61,632 (2)               *
Albert E. Heacox, Ph.D............................................                 128,396 (3)               *
David Ashley Lee..................................................                  52,964 (4)               *
James C. Vander Wyk, Ph.D. .......................................                  43,762 (5)               *
Private Clients and Asset Management Business Group of Deutsche                  1,415,548 (6)             7.20%
Bank AG and its subsidiaries and affiliates
All current Directors and Executive Officers
     as a group (13 persons)......................................               3,486,018 (7)            16.98%


------------------

* Ownership represents less than 1% of outstanding CryoLife common stock.

(1) Includes 107,899 shares held of record by Ms. Ann B. Anderson, Mr. Anderson's spouse. Also includes 38,387 shares subject to options which are presently exercisable or will become exercisable within 60 days after the date of this proxy statement. The business address for Mr. Anderson is: c/o CryoLife, Inc., 1655 Roberts Blvd., N.W., Kennesaw, Georgia 30144.
(2) Includes 18,500 shares subject to options which are either presently exercisable or will become exercisable within 60 days after the date of this proxy statement. Also includes 225 shares held by Dr. Black's minor children.
(3) Includes 10,850 shares subject to options which are either presently exercisable or will become exercisable within 60 days after the date of this proxy statement. Also includes 45,000 shares owned by Dr. Heacox's spouse as trustee of a living trust, 72,346 shares owned by Dr. Heacox as trustee of a living trust, 100 shares owned by Albert E. Heacox C/F Rachel
     K. Heacox, UTMA/GA and 100 shares owned by Albert E. Heacox C/F Daniel A. Heacox, UTMA/GA. Dr. Heacox disclaims beneficial ownership of all shares owned by his son and daughter.
(4) Includes 39,474 shares subject to options which are either presently exercisable or will become exercisable within 60 days after the date of this proxy statement. Also includes 1,700 shares held in Mr. Lee's parents' account over which Mr. Lee has signing authority. Also includes 1,500 shares held by Mr. Lee's minor children.
(5) Includes 14,362 shares subject to options which are either presently exercisable or will become exercisable within 60 days after the date of this proxy statement.
(6) Based upon information included in a Schedule 13G/A filed on February 11, 2003. The business address of Private Clients and Asset Management Business Group of Deutsche Bank AG and its subsidiaries and affiliates is:
     Taunusanlage 12, D-60325, Frankfurt am Main, Federal Republic of Germany based on the Schedule 13G/A.
(7) See "Election of Directors" for information as to the beneficial ownership of shares attributed to Directors who are not also Named Executives. Includes 869,410 shares subject to options which are presently exercisable or will become exercisable within 60 days after the date of this proxy statement. Includes 117,346 shares held as trustees by an Executive Officer and his spouse. Includes 355,280 shares held as beneficiary of three trusts, and 165,879 shares held as beneficiary of an IRA, of Ms. Lacy's deceased spouse. Includes 22,500 shares held as administrator of a pension plan. Includes 19,500 shares held by CT Investments, LLC of which Mr. Cook owns 90% of the membership interests. Includes 123,899 shares held of record by the spouses of Executive Officers and Directors. Includes 1,925 shares held of record by the minor children of Executive Officers and Directors. Includes 1,700 shares held by Mr. Lee's parents.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP, CryoLife's independent accountants for fiscal year 2002, are expected to be engaged to audit the financial statements of CryoLife for the fiscal year ended December 31, 2003. It is expected that a representative of Deloitte & Touche LLP will be present at the Annual Meeting to respond to any appropriate questions and to make a statement on behalf of his or her firm, if such representative so desires.

     At a meeting held on April 5, 2002, the Audit Committee recommended and the Board approved the dismissal of Arthur Andersen LLP ("AA"), as independent auditors of CryoLife effective April 9, 2002.

     The reports of AA on CryoLife's financial statements for the two fiscal years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the Company's fiscal years ended December 31, 2001 and 2000, and in the subsequent interim period through April 9, 2002, there were no disagreements with AA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of AA would have caused AA to make reference to the matter in their report. CryoLife requested AA to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated April 10, 2002 is filed as Exhibit 16 to the Company's Form 8-K filed on April 11, 2002.

     There were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K for the two fiscal years ended December 31, 2001 and December 31, 2000 or for the subsequent interim period through April 9, 2002.

     On May 3, 2002, the Audit Committee recommended and the Board approved the engagement of Deloitte & Touche LLP as its independent auditor for the fiscal year ending December 31, 2002 effective immediately.

     During CryoLife's fiscal years ended December 31, 2001 and 2000, and in the subsequent interim period through May 3, 2002, neither CryoLife nor anyone acting on its behalf consulted Deloitte & Touche LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on CryoLife's consolidated financial statements, or (ii) any matter that was either the subject of a disagreement or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.


                        TRANSACTION OF OTHER BUSINESS

     As of the date of this Proxy Statement, the Board is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Stockholders that will come before the meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

                              SHAREHOLDER PROPOSALS

     Appropriate proposals of shareholders intended to be presented at CryoLife's 2004 Annual Meeting of Shareholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 must be received by CryoLife by January 1, 2004 for inclusion in its proxy statement and form of proxy relating to that meeting. In addition, all shareholder proposals submitted outside of the shareholder proposal rules promulgated pursuant to Rule 14a-8 under the Exchange Act must be received by CryoLife by no later than January 31, 2004 but no earlier than November 2, 2003, in order to be considered timely. If such shareholder proposals are not timely received, proxy holders will have discretionary voting authority with regard to any such shareholder proposals which may come before the 2004 Annual Meeting. If the month and day of the next annual meeting is advanced or delayed by more than 30 calendar days from the month and day of the annual meeting to which this proxy statement relates, CryoLife shall, in a timely manner, inform its shareholders of the change, and the date by which proposals of shareholders must be received.

     UPON THE WRITTEN REQUEST OF ANY RECORD OR BENEFICIAL OWNER OF COMMON STOCK OF CRYOLIFE WHOSE PROXY WAS SOLICITED IN CONNECTION WITH THE 2003 ANNUAL MEETING OF SHAREHOLDERS, CRYOLIFE WILL FURNISH SUCH OWNER, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K WITHOUT EXHIBITS FOR ITS FISCAL YEAR ENDED DECEMBER 31, 2002. REQUESTS FOR A COPY OF SUCH ANNUAL REPORT ON FORM 10-K SHOULD BE ADDRESSED TO SUZANNE GABBERT, CORPORATE SECRETARY, CRYOLIFE, INC., 1655 ROBERTS BOULEVARD, N.W., KENNESAW, GEORGIA 30144.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO SIGN, COMPLETE, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED.

                                    By Order of the Board of Directors

                                    /s/ Steven G. Anderson

                                    STEVEN G. ANDERSON, Chairman
                                    of the Board, President and Chief
Dated:  April 30, 2003              Executive Officer

                                                                      APPENDIX A
                             AUDIT COMMITTEE CHARTER


ORGANIZATION

     There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of at least three Directors who are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independence from management and the company as a committee member, and who otherwise meet The New York Stock Exchange's definition of "independent" and the definition of "independence" contained in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended. In addition, each Audit Committee member shall be financially literate, as such qualification is interpreted by the Company's Board of Directors in its business judgment. Committee members cannot serve on the audit committees of more than two other companies.

STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the corporate Directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the Directors, the independent auditors, and the financial management of the corporation. The Audit Committee shall have full access, without restriction, to all information, which it believes, in the members' judgment, is required to fulfill its responsibilities. The independent auditors are accountable to the Audit Committee as shareholder representatives.

RESPONSIBILITIES

     In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality. The Audit Committee shall meet at least four times annually.

     In carrying out these responsibilities, the Audit Committee will:

     1. Select and oversee the independent auditors to audit the financial statements of the corporation and its divisions and subsidiaries. The accountability of the independent auditors is to the Audit Committee, and the Audit Committee shall have the sole power to dismiss the independent auditors. The Audit Committee is responsible for evaluating auditor independence.

     2. Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

     3. Review at least annually with the independent auditors, and the financial and accounting personnel of the company, the quality and adequacy of financial statements and financial disclosures and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Significant major costs and expenses should be discussed, along with the steps management has taken to monitor and control such expenses. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

     4. Obtain and review on a periodic basis statements of the outside auditor delineating all relationships between the auditor and the company and actively engage the outside auditor in a dialogue with respect to any relationships or services that may impact on the objectivity and independence of the outside auditor and recommend that the Board of Directors take appropriate action in response to the outside auditors' report to satisfy itself of the outside auditors' independence.

     5. Approve fee arrangements with the independent auditors for audit and non-audit services and annually review fees paid to the firm.

     6. Review the experience and qualifications of the senior members of the independent auditors' team.

     7.   Pre-approve  the retention of the  independent  auditors for any audit
          (including   comfort  letters  and  statutory   audits)  or  non-audit
          services.

     8. Review and discuss with the independent auditors and with management the annual audited financial statements and management's discussion and analysis contained in the annual report to shareholders and Form 10-K prior to release to the public or filing with the appropriate agencies.

     9. Review and discuss with the independent auditors and with management, the earnings press releases prior to release to the public.

     10. Require that the independent auditors conduct an SAS 71 Interim Financial Review before the Company files its Form 10-Q.

     11. Meet with the independent auditors at the conclusion of the audit to review the results. Discuss the independent auditors' evaluation of CryoLife's financial, accounting, and auditing personnel, the level of cooperation that the independent auditors received during the course of the audit, accounting adjustments, significant auditing or accounting issues, and any management or internal control letters issued or proposed to be issued.

     12. Review and discuss with management and independent auditors the Company's quarterly financial statements and management's discussion and analysis prior to filing Form 10-Q, including the results of the auditors' review of the quarterly financial statements.

     13.  Obtain  and  review  at  least  annually  a  written  report  from the independent auditors describing their internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of them, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by them and any steps taken to deal with any such issues; and all relationships between the independent auditor and the Company. After reviewing this report, the Committee should evaluate the independent auditors' qualifications, performance and independence and present its conclusions to the full Board.

     14. Obtain and review at least annually a written report from the independent auditors describing all critical accounting policies and practices to be used by CryoLife; all alternative treatments of financial information within generally accepted accounting principles that have been discussed with CryoLife management; ramifications of the use of such alternative disclosures and treatments, and the treatments preferred by the independent auditors; and other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

     15. Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

     16. Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

     17. Meet separately, at least quarterly with internal operations review, with the independent auditors, and with management.

     18. Review the adoption, application and disclosure of the Company's critical accounting policies and any changes thereto.

     19. Periodically review CryoLife's Code of Business Conduct, including the results of the review by internal operations review of compliance with the Code.

     20. Review CryoLife's internal operations review function including its performance, independence and authority, its proposed audit plans and scope for the ensuing year, and the coordination of such plans with the independent auditors.

     21. Receive, prior to each meeting as appropriate, from the internal operations review function and the independent auditors, reports summarizing the findings of completed internal reviews, and a progress report of accomplished versus planned activities. Any deviations from planned activities should be adequately explained.

     22. Review and approve the Committee's report required by the SEC to be included in the Company's annual Proxy Statement.

     23.  Review and approve significant related party transactions.

     24. Determine that the disclosures and content of the financial statements are satisfactory for submission to the shareholders and for filing with the Securities and Exchange Commission. Such determination will be made through discussions with independent auditors and executive and financial management.

     25. Establish procedures for the receipt, retention and treatment of complaints received by CryoLife regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     26.  Review  public  reports  and  articles   brought  to  the  Committee's
          attention by the auditors or management in which CryoLife accounting practices are mentioned.

     27. Review the quality and sufficiency of the accounting and financial resources required to meet the financial and reporting objectives as determined by the Committee. Review the succession planning process for the accounting and financial areas.

     28. Review and determine appropriateness of the Company hiring any employee or former employee of the Company's independent auditors and set clear hiring policies with respect thereto.

     29.  Review  all  allegations   brought  to  the   Committee's   attention,
          regardless  of  source,   of  inappropriate  or  improper   accounting
          practices.

     30. Investigate any matter brought to its attention within the scope of its duties. The Committee shall have the power to retain outside counsel and/or advisors, including a public accounting firm other than the current independent auditor, if in its judgment that is appropriate, and shall have appropriate funding to compensate such advisors.

     31. Discuss financial information and earnings guidance provided to analysts and rating agencies.

     32. Establish a standard of conduct concerning relationships of management, the Committee, and individual Board members with the independent auditors and review those relationships on an annual basis.

     33.  Evaluate annually the performance of the Audit Committee.

     34. Review and assess the adequacy of this Charter annually and recommend any changes to the Board for approval.

                                     ANNEX


                                 CRYOLIFE, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 FOR USE AT THE ANNUAL MEETING ON JUNE 19, 2003

     The undersigned  shareholder hereby appoints STEVEN G. ANDERSON and SUZANNE
K. GABBERT, or any of them, with full power of substitution, to act as proxy for, and to vote the stock of, the undersigned at the Annual Meeting of Shareholders of CRYOLIFE, INC. to be held on June 19, 2003, and any adjournments thereof.

     The undersigned acknowledges receipt of Notice of the Annual Meeting and Proxy Statement, each dated April 30, 2003, and grants authority to said proxies, or their substitutes, and ratifies and confirms all that said proxies may lawfully do in the undersigned's name, place and stead. The undersigned instructs said proxies to vote as indicated below and on the reverse hereof.

     |X|  Please mark your votes
          as in this example.


                     FOR election of the             REFRAIN FROM
                   individuals set forth at       VOTING FOR election
                  right (except as marked to    of the nominees set forth
                          the contrary)                 at right

1. ELECTION OF                |_|                        |_|                    Nominees:
   DIRECTORS
                                                                                Steven G. Anderson
                                                                                                          THE PROXIES SHALL VOTE AS
                                                                                John M. Cook              SPECIFIED ABOVE, OR IF NO
                                                                                                          DIRECTION IS MADE, THIS
(INSTRUCTIONS:  To withhold authority                                           Ronald C. Elkins, M.D.    PROXY WILL BE VOTED FOR
to vote for any individual nominee(s), write                                                              EACH OF THE LISTED
those persons' names on the space provided                                      Virginia C. Lacy          NOMINEES.
below):
                                                                                Ronald D. McCall, Esq.
------------------------------------------
                                                                                Bruce J. Van Dyne, M.D   PLEASE VOTE, SIGN, DATE
                                                                                                         AND RETURN THIS PROXY
                                                                                                         CARD PROMPTLY USING THE
                                                                                                         ENCLOSED ENVELOPE.

2. Upon such other matters as may properly come before the meeting.

Signature_________________________  Date__________________  Signature______________________  Date_______________


NOTE:(Shareholders should sign exactly as name appears on stock. When there is more than one owner each should sign. Executors, Administrators, Trustees and others signing in a representative capacity should so indicate.)

-------------------------------------------------------------------------------

                                ADMISSION TICKET

                                 [CRYOLIFE LOGO]


                       2003 ANNUAL MEETING OF STOCKHOLDERS


           NON-TRANSFERABLE       June 19, 2003      NON-TRANSFERABLE
                                    10:00 a.m.
                                  CryoLife, Inc.
                             1655 Roberts Blvd. N.W.
                             Kennesaw, Georgia 30144
--------------------------------------------------------------------------------

                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

                Please date and sign your proxy card and mail it
                            back as soon as possible!


                        Annual Meeting of Shareholders of
                                 CRYOLIFE, INC.

                                  June 19, 2003

                                       at

                                 CRYOLIFE, INC.

                           1655 ROBERTS BOULEVARD, NW

                             KENNESAW, GEORGIA 30144

                                    10:00 A.M.



                                       25